N-CSR Item 10 - Exhibits: Certifications EX-99.906CERT

                            SECTION 906 CERTIFICATION

     Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Money Market Obligations Trust on behalf of Alabama Municipal Cash Trust, Arizona Municipal Cash Trust, California Municipal Cash Trust, Connecticut Municipal Cash Trust, Federated Tax-Free Trust, Florida Municipal Cash Trust, Georgia Municipal Cash Trust, Maryland Municipal Cash Trust, Massachusetts Municipal Cash Trust, Michigan Municipal Cash Trust, Minnesota Municipal Cash Trust, New Jersey Municipal Cash Trust, New York Municipal Cash Trust, North Carolina Municipal Cash Trust, Ohio Municipal Cash Trust, Pennsylvania Municipal Cash Trust, Virginia Municipal Cash Trust (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended 4/30/03 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: June 25, 2003__

/s/ J. Christopher Donahue

Title: President, Principal Executive Officer



Dated: June 24, 2003

/s/ Richard J. Thomas

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.